UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

RALPH LAUREN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RALPH LAUREN CORPORATION

IMPORTANT ANNUAL MEETING INFORMATION

Vote by Internet • Go to www.envisionreports.com/RL • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Stockholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the

Ralph Lauren Corporation 2016 Annual Meeting to be Held on August 11, 2016

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2016 Proxy Statement and Annual Report on Form 10-K are available at:

www.envisionreports.com/RL

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.envisionreports.com/RL to view the materials.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before 10 days before the meeting to facilitate timely delivery.

Stockholder Meeting Notice

The 2016 Annual Meeting of Stockholders of Ralph Lauren Corporation, a Delaware corporation, will be held at the St. Regis Hotel, 20th Floor, 2 East 55th Street, New York, New York, on Thursday, August 11, 2016, at 9:30 a.m., local time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4:

1.	Election of three (3) Class A Director Nominees as Class A Directors:

Nominees:

1.	Frank A. Bennack, Jr.
2.	Joel L. Fleishman
3.	Hubert Joly

2.	Ratification of appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 1, 2017.

3.	Approval, on an advisory basis, of the compensation of our named executive officers and our compensation philosophy, policies and practices as described in our 2016 Proxy Statement.

4.	Approval of an amendment and restatement of our 2010 Long-Term Stock Incentive Plan (the “2010 Stock Incentive Plan”) to increase the maximum number of shares of Class A Common Stock available for award grants under the 2010 Stock Incentive Plan from 6,062,518 shares to 6,972,518 shares and re-approval of the material terms of the performance goals under the 2010 Stock Incentive Plan to extend the five-year period for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the Ralph Lauren Corporation 2016 Annual Meeting of Stockholders

Directions to the Ralph Lauren Corporation 2016 Annual Meeting may be obtained by contacting our Investor Relations Department. Please visit http://investor.ralphlauren.com for contact information.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

     Internet – Go to www.envisionreports.com/RL. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

     Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

     Email – Send email to investorvote@computershare.com with “Proxy Materials Ralph Lauren Corporation” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by 10 days before the meeting.